MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 210 EAST                                                         SUITE 101
WASHINGTON, D.C.  20001                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514


December 28, 2006


Board of Directors
Community First Bancorp, Inc.
2420 North Main Street
Madisonville, Kentucky 42431

         Re:  Registration Statement Under the Securities Act of 1933
              -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 750,000 shares (subject to increase by 112,500 shares) of common stock, par value $0.01 per share (the "Common Stock"), of Community First Bancorp, Inc. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment thereafter and upon the declaration of the effectiveness of the Form SB-2, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

     We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Form SB-2.

     We hereby consent to the use of this opinion and to the reference to our firm and this legal opinion appearing in the Company's Prospectus under the heading "Legal Matters."

                                Very truly yours,

                                /s/ Malizia Spidi & Fisch, PC

                                Malizia Spidi & Fisch, PC